Exhibit 4.2.17
SUPPLEMENTAL INDENTURE
Dated as of May 1, 1998
To
Indenture of Mortgage and Deed of Trust
Dated as of May 1, 1921
THE CONNECTICUT LIGHT AND POWER COMPANY
TO
BANKERS TRUST COMPANY, Trustee


1998 Series A Bonds, Due June 1, 1999


THE CONNECTICUT LIGHT AND POWER COMPANY
Supplemental Indenture, Dated as of May 1, 1998

TABLE OF CONTENTS

Parties
Recitals
Granting Clause
Habendum
Grant in Trust

ARTICLE 1.   FORM AND PROVISIONS OF BONDS OF 1998 SERIES A

SECTION 1.01.  	Designation; Amount
SECTION 1.02.  	Form of Bonds of 1998 Series A
SECTION 1.03.  	Provisions of Bonds of 1998 Series A; Interest Accrual
SECTION 1.04.  	Transfer and Exchange of Bonds of 1998 Series A;
Collateral Agent as
Registered Holder: Restriction on Transfer of Bonds of 1998 Series A
SECTION 1.05.  	Conditions under which 1998 Series A Bond Not Entitled to
Benefits of Mortgage
SECTION 1.06.  	No Redemption

ARTICLE 2.  REPAYMENT OF BONDS OF 1998 SERIES A

SECTION 2.01.	Repayment upon reduction of aggregate commitment under the
Facility

ARTICLE 3.   MISCELLANEOUS

SECTION 3.01.  	Benefits of Supplemental Indenture and Bonds of 1998
Series A
SECTION 3.02.  	Effect of Table of Contents and Headings
SECTION 3.03.  	Counterparts
SECTION 3.04.  	Payment Due on Holidays

TESTIMONIUM
SIGNATURES
ACKNOWLEDGMENTS


SCHEDULE A - Form of Bond of 1998 Series A; Form of Trustee's Certificate

SUPPLEMENTAL INDENTURE, dated as of the first day of May, 1998, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called "CL&P"), and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called the "Trustee").

WHEREAS, CL&P heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and sixty-eight Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932,
July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945,
October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969,
January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March
1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982,
July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988,
June 1, 1989, September 1, 1989 , December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February
1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996,
January 1, 1997, May 1, 1997, June 1, 1997 and June 1, 1997 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture," and (ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $1,726,000,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, in order to provide a single, comprehensive, efficient framework for the financing of nuclear fuel for Millstone 1 and Millstone 2, as well as CL&P's and Western Massachusetts Electric Company's ("WMECO" and, together with CL&P, the "Companies") approximately 65.172% ownership interest in the nuclear fuel for Millstone 3, the Companies entered into arrangements with Bankers Trust Company, not in its individual capacity but solely as trustee (the "NBFT Trustee") of the Niantic Bay Fuel Trust (the "Trust") which was specially created for the purpose of such financing pursuant to a Trust Agreement dated as of January 4, 1982, as amended and restated as of February 11, 1992 (the "Trust Agreement"), among Bankers Trust Company, as trustee, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor (the "Trustor"), and CL&P, WMECO and The Hartford Electric Light Company (which merged with and into CL&P on June 30, 1982), as beneficiaries;

WHEREAS, pursuant to a Nuclear Fuel Lease Agreement (the "Lease Agreement") dated as of January 4, 1982, as amended and restated as of February 11, 1992, between CL&P and WMECO, The Hartford Electric Light Company, and the NBFT Trustee, the Companies have assigned to the NBFT Trustee all of their right, title, and interest in and to all or part of certain nuclear fuel contracts and nuclear fuel and the NBFT Trustee, in turn, has agreed to either reimburse the Companies for payments made to contractors under the assigned nuclear fuel contracts or to make such payments directly to the contractors;

WHEREAS, as part of the nuclear fuel financing arrangements for the Millstone Units, the NBFT Trustee entered into a revolving credit facility (the "Facility") with a syndicate of banks which, pursuant to its terms, was scheduled to expire on February 19, 1998 and, in connection therewith, a credit agreement dated as of February 11, 1992, as amended pursuant to a First Amendment dated as of April 30, 1993 and a Second Amendment dated as of May 12, 1995, with each of the financial institutions party thereto, and The First National Bank of Chicago (the "Bank Agent"), as agent for such financial institutions (as so named and as it may have been otherwise supplemented, amended or modified through the date hereof the "Current Credit Agreement" and together with any replacement therefor, the "Credit Agreement");

WHEREAS, in order to induce the banks to extend the Facility through July 31, 1998, the Companies were required to agree to provide additional collateral, equal to 50 percent of the banks' commitment under the Facility, by May 1, 1998 in the form of first mortgage bonds, as set forth in a Third Amendment and Waiver to Credit Agreement dated as of February 19, 1998 (the "Amendment");

WHEREAS, to satisfy the requirement under the Amendment and to meet a contractual requirement that the holders of the Trust's Intermediate Term Notes (the "IT Notes") are entitled to equal treatment with the banks, CL&P agreed, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage to create a further series of bonds under the Mortgage, First and Refunding Mortgage Bonds, 1998 Series A (hereinafter generally referred to as the "1998 Series A Bonds" or the "bonds of 1998 Series A"), limited in principal amount to $72,900,000 to be issued to secure CL&P's obligations under the Lease Agreement and to be assigned by the NBFT Trustee to The First National Bank of Chicago as Collateral Agent and Pledgee (the "Collateral Agent") under a certain Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated February 11, 1992, (the "Security Agreement") between the NBFT Trustee and the Collateral Agent for the ratable benefit of the Secured Parties referred to therein (the "Secured Parties"). The 1998 Series A Bonds shall consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of CL&P and expressed in this Supplemental Indenture, including terms and provisions with respect to maturity, interest payment, interest rate and repayment as provided herein. Such fully registered bonds and the Trustee's certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof;

WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not exceeding Seventy-Two Million Nine Hundred Thousand Dollars ($72,900,000) in aggregate principal amount of bonds of 1998 Series A and other necessary actions have been duly authorized by the Board of Directors of CL&P;

WHEREAS, CL&P proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 1998 Series A and to confirm the lien of the Mortgage on the property referred to below, all as permitted by
Section 14.01 of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of 1998 Series A when executed by CL&P and authenticated by the Trustee valid, binding and legal obligations of CL&P have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST
WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of CL&P thereby conveyed or assigned or intended so to be, or which CL&P may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), CL&P, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable consideration, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Bankers Trust Company, as Trustee, and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein. Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to therein or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of CL&P, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

Subject, however, to permitted liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

And it is hereby covenanted that all such bonds of 1998 Series A are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

ARTICLE 1.
FORM AND PROVISIONS OF BONDS OF 1998 SERIES A

SECTION 1.01. Designation; Amount. The bonds of 1998 Series A shall be designated "First and Refunding Mortgage Bonds, 1998 Series A" and, subject to Section 2.08 of the Mortgage Indenture, shall not exceed Seventy-Two Million Nine Hundred Thousand Dollars ($72,900,000) in aggregate principal amount at any one time outstanding. The initial issue of the bonds of 1998 Series A may be effected upon compliance with the applicable provisions of the Mortgage Indenture.

SECTION 1.02. Form of Bonds of 1998 Series A. The bonds of 1998 Series A shall be issued only in fully registered form without coupons in denominations of One Thousand Dollars ($1,000) and multiples thereof.

The bonds of 1998 Series A and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

SECTION 1.03. Provisions of Bonds of 1998 Series A; Interest Accrual. The bonds of 1998 Series A shall mature on June 1, 1999 and shall bear interest at the Lease Rate (as defined below), as applicable from time to time, but such interest shall accrue only upon and following the occurrence and during the continuance of an Accelerating Event (as defined below); provided, however, that in no event shall the interest rate payable on the 1998 Series A Bonds exceed 11% per annum; and shall be payable both as to principal and interest at the office or agency of CL&P in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. After a responsible officer of the Trustee shall have received written notice from the Collateral Agent of the occurrence of an Accelerating Event, specifying in reasonable detail the events giving rise to the Accelerating Event and the date of its occurrence, interest on the outstanding 1998 Series A Bonds shall be due and payable on demand; provided, however, that upon the occurrence of an Accelerating Event which is an Insolvency Event, interest shall be immediately due and payable on demand whether or not the Trustee has received notice of the occurrence of such Accelerating Event. Interest shall accrue from and including the date of occurrence of an Accelerating Event and shall continue to accrue during the continuance of such Accelerating Event. Interest on the outstanding 1998 Series A Bonds shall cease to accrue following the discontinuance of any such Accelerating Event as evidenced by a written notice from an officer of the Collateral Agent to a responsible officer of the Trustee, and any interest on the outstanding 1998 Series A Bonds that has accrued but has not yet become due and payable at the time such notice is given shall be extinguished and shall not be required to be paid at any time thereafter.

Except as specified in the preceding paragraph, no interest shall accrue or be payable on the 1998 Series A Bonds.

An "Accelerating Event" shall be deemed to have occurred on any date on which an Event of Default (as defined in the Security Agreement) shall have occurred and be continuing.

An "Insolvency Event" shall be deemed to have occurred on any date an Event of Default described in Section 7.1.1 or 7.1.2 of the Current Credit Agreement, or an Event of Default of the same nature described in any Credit Agreement or any IT Note Agreement, (as defined in the Lease Agreement), shall have occurred and be continuing.

The term "Lease Rate" shall mean for any day that rate sufficient to generate interest due on the outstanding 1998 Series A Bonds for such day in an aggregate amount equal to that portion of the Daily Lease Charge (as defined in the Lease Agreement) for such day which is the obligation of CL&P under the Lease Agreement, but in no event shall such rate exceed 11% per annum. From time to time following the occurrence of an Accelerating Event, CL&P at the request of the Collateral Agent shall certify to the Collateral Agent, the Trustee and the NBFT Trustee the applicable Lease Rate for each day of the period covered by such certificate.

If any amounts due under the Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Notes shall so declare amounts due under such Credit Agreement or IT Note Agreement, as the case may be, to be, forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be, the entire principal of the bonds of 1998 Series A, together with interest accrued but unpaid thereon, shall without notice or demand of any kind, become immediately due and payable.

Anything in the Mortgage, this Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall be deemed paid, and all obligations of CL&P to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1998 Series A shall be satisfied and discharged, if and to the extent, that (A) the Current Credit Agreement is terminated in its entirety and all obligations thereunder shall have been paid in full and CL&P shall not have given notice to the Trustee that such 1998 Series A Bonds shall remain outstanding, (B) each of the financial institutions party to the Credit Agreement has agreed in writing that the 1998 Series A Bonds shall be deemed paid, or (C) on June 1, 1999, no Event of Default (as defined in the Security Agreement) shall have occurred and be continuing; it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 81% of the Secured Obligations (as defined in the Security Agreement) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 81% of the Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Mortgage. The Trustee shall be entitled to rely on written notice from the Collateral Agent that no Event of Default has occurred and is continuing under the Security Agreement.

Each bond of 1998 Series A shall be dated as of May 1, 1998 and shall bear interest on the principal amount thereof as provided herein.

The person in whose name any bond of 1998 Series A is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent CL&P shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by CL&P by notice mailed to the owners of the bonds of 1998 Series A not less than ten (10) days preceding such record date, which record date shall not be more than five (5) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the day next preceding such interest payment date, or if such day shall not be a Business Day, the next preceding day which shall be a Business Day.

SECTION 1.04. Transfer and Exchange of Bonds of 1998 Series A; Agent as Registered Holder: Restriction on Transfer of Bonds of 1998 Series A. The bonds of 1998 Series A may be surrendered for registration of transfer as provided in Section 2.06 of the Mortgage Indenture at the office or agency of CL&P in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 1998 Series A of other authorized denominations. Notwithstanding the provisions of Section 2.06 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by CL&P for any registration of transfer of bonds of 1998 Series A or for the exchange of any bonds of 1998 Series A for such bonds of other authorized denominations.

The bonds of 1998 Series A shall be issued to and registered in the name of THE FIRST NATIONAL BANK OF CHICAGO, as Pledgee and Collateral Agent under the Security Agreement for the ratable benefit of the Secured Parties named in the Security Agreement and, anything in the Mortgage, this Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Security Agreement.

SECTION 1.05. Conditions under which 1998 Series A Bond Not Entitled to Benefits of Mortgage. Anything in the Mortgage, this Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, (i) the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 81% of the amount of the Secured Obligations (as defined in the Security Agreement) as determined at such time; (ii) at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 81% of the amount of such Secured Obligations as determined at such time; and (iii) to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Collateral Agent nor the Secured Parties (as defined in the Security Agreement) shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Mortgage.

SECTION 1.06. No Redemption. The bonds of 1998 Series A shall not be redeemable.

ARTICLE 2.
REPAYMENT OF BONDS OF 1998 SERIES A.

SECTION 2.01. Repayment upon reduction of Aggregate Commitment under the Facility. Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to 81% of the amount by which the principal amount of the then outstanding 1998 Series A Bonds held by the Collateral Agent exceeds the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement, shall be deemed paid and all obligations of CL&P hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

ARTICLE 3.
MISCELLANEOUS.

SECTION 3.01. Benefits of Supplemental Indenture and Bonds of 1998 Series A. Nothing in this Supplemental Indenture, or in the bonds of 1998 Series A, expressed or implied, is intended or shall be construed to give to any person or corporation other than CL&P, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of CL&P, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

SECTION 3.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

SECTION 3.03. Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

SECTION 3.04. Payment Due on Holidays. If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in this Supplemental Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by a Vice President and its corporate seal to be hereunto affixed, duly attested by an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by an Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by an Assistant Treasurer, as of the day and year first above written.

THE CONNECTICUT LIGHT AND
  POWER COMPANY
Attest:

By: /s/  O. Kay Comendul			By: /s/  John B. Keane

Name:   O. Kay Comendul			Name:   John B. Keane
Title:     Assistant Secretary	Title:     Vice President and Treasurer

(SEAL)
Signed, sealed and delivered in the presence of:

/s/ Tracy A. DeCredico
Tracy A. DeCredico

/s/ Marion Bloomquist
Marion Bloomquist
STATE OF CONNECTICUT)
)	ss: BERLIN
COUNTY OF HARTFORD	)

On this 27th day of April, 1998, before me, Carole J. Kobrzycki, the undersigned officer, personally appeared John B. Keane and O. Kay Comendul, who acknowledged themselves to be Vice President and Treasurer and Assistant Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such Vice President and Treasurer and such Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as Vice President and Treasurer and Assistant Secretary, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/  Carole J. Kobrzycki
Carole J. Kobrzycki
Notary Public
My Commission Expires:   January 31, 2003


BANKERS TRUST COMPANY
Attest:

/s/  Jason C. Theriault			By: /s/  Vincent Chorney
Name:   Jason C. Theriault		Name:   Vincent Chorney
Title:    Assistant Treasurer		Title:     Assistant Vice President

(SEAL)
Signed, sealed and delivered in the presence of:

 /s/  David Beane
David Beane

 /s/  Sonia Egge
Sonia Egge

STATE OF NEW YORK   )
)	ss: NEW YORK
COUNTY OF NEW YORK  )

On this 27th day of April, 1998, before me, Sharon V. Alston, the undersigned officer, personally appeared Vincent Chorney and Jason C. Theriault, who acknowledged themselves to be an Assistant Vice President and an Assistant Treasurer, respectively, of BANKERS TRUST COMPANY, a corporation, and that they, as such Assistant Vice President and such Assistant Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Assistant Vice President and Assistant Treasurer, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


/s/  Sharon V. Alston
Sharon V. Alston
Notary Public
My Commission Expires:   May 7, 1998


SCHEDULE A

(FORM OF BONDS OF 1998 SERIES A)

THIS BOND IS TRANSFERABLE ONLY AS PROVIDED HEREIN

No.					$

THE CONNECTICUT LIGHT AND POWER COMPANY
Incorporated under the Laws of the State of Connecticut
FIRST AND REFUNDING MORTGAGE BOND, 1998 Series A
PRINCIPAL DUE JUNE 1, 1999


FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company) hereby promises to pay to THE FIRST NATIONAL BANK OF CHICAGO, or registered assigns, in each case as Pledgee and Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Agreement referred to on the reverse hereof), the
principal sum of              or, if less, 81% of the aggregate Secured
Obligations (as defined in the Security Agreement referred to on the reverse hereof) outstanding on June 1, 1999 or any date before June 1, 1999 on which the principal hereof becomes due and payable. The Company further agrees to pay interest on said sum at the Lease Rate (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Mortgage referred to on the reverse hereof) as applicable from time to time, but such interest shall accrue only upon and following the occurrence and during the continuance of an Accelerating Event; provided, however, that in no event shall the interest rate payable on the 1998 Series A Bonds exceed 11% per annum. After a responsible officer of the Trustee shall have received written notice from the Collateral Agent of the occurrence of an Accelerating Event, specifying in reasonable detail the events giving rise to the Accelerating Event and the date of its occurrence, interest hereon shall be due and payable on demand; provided, however, that upon the occurrence of an Accelerating Event which is an Insolvency Event, interest shall be immediately due and payable on demand whether or not the Trustee has received notice of the occurrence of such Accelerating Event. Interest shall accrue from and including the date of occurrence of an Accelerating Event and shall continue to accrue during the continuance of such Accelerating Event. Interest hereon shall cease to accrue following the discontinuance of the Accelerating Event as evidenced by written notice from an officer of the Collateral Agent to a responsible officer of the Trustee, and any interest hereon that has accrued but has not yet become due and payable at the time such notice is given shall be extinguished and shall not be required to be paid at any time thereafter. The bonds of 1998 Series A shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1998 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If any amounts due under the Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Note shall so declare amounts due under such Credit Agreement or IT Note Agreement, as the case may be, to be, forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be, the entire principal of the bonds of 1998 Series A, together with interest accrued but unpaid thereon, shall without notice or demand of any kind, become immediately due and payable.

Anything in the Mortgage referred to on the reverse hereof, the supplemental indenture establishing the terms and conditions of bonds of this Series (the "Supplemental Indenture") or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1998 Series A shall be satisfied and discharged, if and to the extent, that (A) the Current Credit Agreement is terminated in its entirety and all obligations thereunder shall have been paid in full and the Company shall not have given notice to the Trustee that such 1998 Series A Bonds shall remain outstanding, (B) each of the financial institutions party to the Credit Agreement has agreed in writing that the 1998 Series A Bonds shall be deemed paid, or (C) on June 1, 1999, no Event of Default (as defined in the Security Agreement) shall have occurred and be continuing; it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 81% of the Secured Obligations (as defined in the Security Agreement) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 81% of such Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Mortgage. The Trustee shall be entitled to rely on written notice from the Collateral Agent, that no Event of Default has occurred and is continuing under such Security Agreement. By its acceptance of this Bond, the Collateral Agent agrees upon request of the Company to provide such notice to the Trustee so long as no Event of Default has occurred and is continuing.

Each installment of interest hereon shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such day shall not be a Business Day (as defined on the reverse hereof), the next preceding day which is a Business Day.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage, generally called the Trustee), or by such a successor.

IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its Vice President by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Assistant Secretary.

Dated as of             , 1998.

THE CONNECTICUT LIGHT AND POWER COMPANY


By
     Name:
     Title: Vice President

Attest:



Name:
Title: Assistant Secretary


[FORM OF TRUSTEE'S CERTIFICATE]

Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

BANKERS TRUST COMPANY, TRUSTEE


By
     Name:
     Title:  Authorized Officer


[FORM OF BOND]

[REVERSE]

THE CONNECTICUT LIGHT AND POWER COMPANY

FIRST AND REFUNDING MORTGAGE BOND, 1998 Series A

This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Seventy-Two Million Nine Hundred Thousand Dollars ($72,900,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage Bonds, 1998 Series A," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and by sixty-nine Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1,
1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936,
December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958,
February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970,
October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978,
September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987,
October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992,
October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January
1, 1997, May 1, 1997, June 1, 1997, June 1, 1997 and May 1, 1998 (said
Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage (other than the last sentence of the next paragraph and Section 1.03 of the Supplemental Indenture establishing the terms and conditions of the bonds of this Series) shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturity herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided or if any amounts due under the Credit Agreement or any IT Note Agreement (as such term is defined in the Security Agreement referred to below) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Note shall so declare amounts due under such Credit Agreement or such IT Note Agreement, as the case may be, to be, forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be.

This bond, together with all other bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to the Lease Agreement, it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 81% of the Secured Obligations (as defined in the Security Agreement hereinbelow referred to) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 81% of such Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Mortgage.

The bonds of 1998 Series A shall be issued to and registered in the name of THE FIRST NATIONAL BANK OF CHICAGO, as Pledgee and Collateral Agent (the "Collateral Agent") under a Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated February 11, 1992 between Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust which was created pursuant to a Trust Agreement dated as of January 4, 1982, as amended and restated as of February 11, 1992, among Bankers Trust Company, as trustee, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor, and the Company, Western Massachusetts Electric Company ("WMECO") and The Hartford Electric Light Company (which merged with and into the Company on June 30, 1982), as beneficiaries, and the Collateral Agent for the ratable benefit of the Secured Parties referred to therein (the "Security Agreement"). Anything in the Mortgage, the Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Security Agreement. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Note and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to 81% of the amount by which the principal amount of the then outstanding 1998 Series A Bonds held by the Collateral Agent exceeds the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement, shall be deemed paid and all obligations of CL&P hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

The 1998 Series A Bonds shall not be redeemable.

The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66 2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this series, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this series.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

					SCHEDULE B


THIS SCHEDULE IS A TABLE OF ALL THE EASEMENTS GRANTED BY THE CONNECTICUT LIGHT AND POWER COMPANY SINCE THE PREVIOUS SUPPLEMENTAL INDENTURE WAS EXECUTED - IT IS NOT INCLUDED AS PART OF THIS FILING.